RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE INSURED TAX-EXEMPT FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           177,530,358.19      8,362,245.75       6,639,656.62           0.00

ELECTION OF BOARD MEMBERS

                                            AFFIRMATIVE                WITHHOLD

    Kathleen Blatz                         182,913,392.18            9,618,868.38
    Arne H. Carlson                        182,099,291.67           10,432,968.89
    Patricia M. Flynn                      182,921,637.39            9,610,623.17
    Anne P. Jones                          181,917,880.92           10,614,379.64
    Jeffrey Laikind                        182,639,064.15            9,893,196.41
    Stephen R. Lewis, Jr.                  182,760,620.79            9,771,639.77
    Catherine James Paglia                 182,877,903.27            9,654,357.29
    Vikki L. Pryor                         182,798,901.25            9,733,359.31
    Alan K. Simpson                        181,713,828.18           10,818,432.38
    Alison Taunton-Rigby                   182,703,984.90            9,828,275.66
    William F. Truscott                    184,022,161.35            8,510,099.21

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           179,072,121.73      6,995,533.76       6,464,605.07           0.00

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE MASSACHUSETTS TAX-EXEMPT FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                            AFFIRMATIVE                WITHHOLD

    Kathleen Blatz                          32,670,491.04            6,729,639.60
    Arne H. Carlson                         32,679,549.30            6,720,581.34
    Patricia M. Flynn                       32,679,549.30            6,720,581.34
    Anne P. Jones                           32,679,549.30            6,720,581.34
    Jeffrey Laikind                         32,679,549.30            6,720,581.34
    Stephen R. Lewis, Jr.                   32,679,549.30            6,720,581.34
    Catherine James Paglia                  32,679,549.30            6,720,581.34
    Vikki L. Pryor                          32,679,549.30            6,720,581.34
    Alan K. Simpson                         32,679,549.30            6,720,581.34
    Alison Taunton-Rigby                    32,679,549.30            6,720,581.34
    William F. Truscott                     32,621,421.19            6,778,709.45

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            32,547,854.13       531,038.86        6,321,237.65           0.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

LENDING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            31,538,164.21      1,246,501.44       6,615,464.99           0.00

BORROWING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            31,529,262.02      1,267,894.15       6,602,974.47           0.00

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE MICHIGAN TAX-EXEMPT FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                            AFFIRMATIVE                WITHHOLD

    Kathleen Blatz                          31,511,106.38            2,140,762.26
    Arne H. Carlson                         31,530,288.21            2,121,580.43
    Patricia M. Flynn                       31,530,288.21            2,121,580.43
    Anne P. Jones                           31,511,106.38            2,140,762.26
    Jeffrey Laikind                         31,537,739.76            2,114,128.88
    Stephen R. Lewis, Jr.                   31,537,739.76            2,114,128.88
    Catherine James Paglia                  31,530,288.21            2,121,580.43
    Vikki L. Pryor                          31,518,557.94            2,133,310.70
    Alan K. Simpson                         31,518,557.94            2,133,310.70
    Alison Taunton-Rigby                    31,537,739.76            2,114,128.88
    William F. Truscott                     31,455,155.33            2,196,713.31

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            30,981,492.38      1,181,865.37       1,488,484.59           26.30

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

LENDING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            30,958,013.02      1,167,443.41       1,526,385.91           26.30

BORROWING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            31,063,619.48      1,001,892.66       1,586,330.20           26.30

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE MINNESOTA TAX-EXEMPT FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                            AFFIRMATIVE                WITHHOLD

    Kathleen Blatz                         197,476,387.65           20,804,045.77
    Arne H. Carlson                        196,732,680.48           21,547,752.94
    Patricia M. Flynn                      198,039,772.54           20,240,660.88
    Anne P. Jones                          197,671,787.54           20,608,645.88
    Jeffrey Laikind                        197,534,399.86           20,746,033.56
    Stephen R. Lewis, Jr.                  198,050,712.30           20,229,721.12
    Catherine James Paglia                 197,699,534.83           20,580,898.59
    Vikki L. Pryor                         197,672,202.43           20,608,230.99
    Alan K. Simpson                        197,395,026.66           20,885,406.76
    Alison Taunton-Rigby                   197,981,873.22           20,298,560.20
    William F. Truscott                    197,716,339.86           20,564,093.56

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           194,497,455.81      5,333,001.16       18,247,182.41       202,794.04

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

LENDING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           192,139,907.64      6,563,405.35       19,374,326.39       202,794.04

BORROWING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           192,823,816.49      6,157,018.63       19,096,804.26       202,794.04

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE NEW YORK TAX-EXEMPT FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                            AFFIRMATIVE                WITHHOLD

    Kathleen Blatz                          40,200,466.06            7,489,839.64
    Arne H. Carlson                         40,167,538.87            7,522,766.83
    Patricia M. Flynn                       40,229,452.29            7,460,853.41
    Anne P. Jones                           40,071,299.37            7,619,006.33
    Jeffrey Laikind                         40,105,747.44            7,584,558.26
    Stephen R. Lewis, Jr.                   40,193,668.04            7,496,637.66
    Catherine James Paglia                  40,229,452.29            7,460,853.41
    Vikki L. Pryor                          40,186,363.25            7,503,942.45
    Alan K. Simpson                         39,955,578.68            7,734,727.02
    Alison Taunton-Rigby                    40,214,282.90            7,476,022.80
    William F. Truscott                     40,169,526.02            7,520,779.68

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            39,400,203.69       936,719.17        7,318,574.68         34,808.16

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

LENDING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            38,494,932.47      1,784,859.77       7,375,705.30         34,808.16

BORROWING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            38,749,521.21      1,579,462.54       7,326,513.79         34,808.16

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE OHIO TAX-EXEMPT FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                            AFFIRMATIVE                WITHHOLD

    Kathleen Blatz                          31,103,892.97            1,831,514.89
    Arne H. Carlson                         30,743,455.12            2,191,952.74
    Patricia M. Flynn                       31,103,892.97            1,831,514.89
    Anne P. Jones                           30,743,455.12            2,191,952.74
    Jeffrey Laikind                         30,794,380.63            2,141,027.23
    Stephen R. Lewis, Jr.                   30,700,912.83            2,234,495.03
    Catherine James Paglia                  31,050,323.95            1,885,083.91
    Vikki L. Pryor                          31,103,892.97            1,831,514.89
    Alan K. Simpson                         30,695,114.41            2,240,293.45
    Alison Taunton-Rigby                    31,039,740.70            1,895,667.16
    William F. Truscott                     31,050,323.95            1,885,083.91

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            30,193,477.77      1,665,303.75       1,076,626.34           0.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

LENDING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            30,045,451.57      1,609,793.82       1,280,162.47           0.00

BORROWING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            29,857,379.64      1,619,762.29       1,458,265.93           0.00